UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2019
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.06.    Material Impairments.

The information set forth under Item 8.01 below is hereby incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

On November 24, 2019, EPR Properties (the "Company") announced that on November 22, 2019 it sold substantially all of its charter school portfolio as described below and, in connection with such sale, the Company has initiated a strategic migration toward focusing its growth on experiential real estate. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto and is hereby incorporated by reference herein. In addition, on November 25, 2019, at 8:30 a.m. Eastern Standard Time, the Company will host a conference call discussing the sale and migration in strategy. A copy of the investor slide presentation that will be discussed on the call is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein. A copy of the investor slide presentation is also being made available on the Company's website.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being "furnished" and shall not be deemed "filed" for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01.    Other Events.

On November 22, 2019, the Company sold substantially all of its charter school portfolio, consisting of 47 charter school related assets, for approximately $454 million of gross cash consideration to a fund sponsored by Rosemawr Management, LLC. The sale did not include three charter schools that the Company previously sold in the fourth quarter of 2019 for proceeds of $21.6 million, or the Company's one remaining charter school, which the Company expects to sell during the fourth quarter of 2019.

During the fourth quarter of 2019, the Company expects to recognize a loss of approximately $19.0 million related to sales of charter schools that includes the write-off of non-cash straight-line rent and effective interest receivables totaling approximately $26.0 million. Included in this expected loss is an impairment on portfolio sale of approximately $21.0 million as a result of the sale to Rosemawr Management, LLC. The Company intends to use the proceeds from these sales to fund investments in experiential real estate, including potential casino resort investments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including with respect to the Company's intended use of proceeds from the sale of substantially all of its charter school portfolio, estimated impairment charges and potential sale of its one remaining charter school. These forward-looking statements are based upon the Company's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company's forward-looking statements as a result of various factors. You should not place undue reliance upon forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 24, 2019, issued by EPR Properties.

99.2	Investor slide presentation, made available by EPR Properties on November 25, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: November 25, 2019